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                                                                     EXHIBIT 2.2
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                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                                  PAACO, INC.,


                      PREMIUM AUTO ACCEPTANCE CORPORATION,


                      LARRY LANGE, DANIEL CHU AND TED LANGE

                                       AND

                                CROWN GROUP, INC.





                       DATED ON OR AS OF FEBRUARY 1, 1998




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                                TABLE OF CONTENTS
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
ARTICLE I - PURCHASE AND SALE OF SHARES........................................................................... 1
         Section 1.1       Sale of the Shareholder Shares......................................................... 1
         Section 1.2       Sale of Company Shares................................................................. 1
         Section 1.3       Purchase Price......................................................................... 1
         Section 1.4       Closing................................................................................ 2
         Section 1.5       Delivery by the Shareholders and the Companies......................................... 2
         Section 1.6       Delivery by the Buyer.................................................................. 2

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND THE COMPANIES................................. 2
         Section 2.1       Ownership of the Shares; Equity Capital Structure...................................... 2
         Section 2.2       Organization; Good Standing............................................................ 3
         Section 2.3       Authorization.......................................................................... 3
         Section 2.4       No Violation........................................................................... 3
         Section 2.5       Subsidiaries........................................................................... 4
         Section 2.6       Contracts and Other Commitments........................................................ 4
         Section 2.7       Permits................................................................................ 4
         Section 2.8       Compliance With Other Instruments...................................................... 4
         Section 2.9       Litigation............................................................................. 5
         Section 2.10      Title to Property and Assets; Leases................................................... 5
         Section 2.11      Financial Statements................................................................... 5
         Section 2.12      Changes................................................................................ 5
         Section 2.13      Employees; Employee Compensation....................................................... 5
         Section 2.14      Tax Returns, Payments, and Elections................................................... 6
         Section 2.15      Environmental and Safety Laws.......................................................... 6
         Section 2.16      No Liabilities Not Shown in Financial Statements....................................... 6
         Section 2.17      Loans to Shareholders, Officers or Affiliates.......................................... 6
         Section 2.18      Compliance With Laws................................................................... 6
         Section 2.19      Insurance Coverage..................................................................... 7
         Section 2.20      Employee Relations..................................................................... 7
         Section 2.21      Trademarks and Licenses................................................................ 7
         Section 2.22      Guarantees............................................................................. 7
         Section 2.23      OSHA................................................................................... 7
         Section 2.24      Books and Records...................................................................... 8

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE BUYER......................................................... 8
         Section 3.1       Organization; Good Standing............................................................ 8
         Section 3.2       Authorization.......................................................................... 8
         Section 3.3       Valid and Binding Agreement............................................................ 8
         Section 3.4       No Violation........................................................................... 8
         Section 3.5       Purchase Entirely for Own Account...................................................... 8
         Section 3.6       Independent Investigation.............................................................. 9
         Section 3.7       Investment Experience.................................................................. 9
         Section 3.8       Accredited Investor; U.S. Person....................................................... 9
         Section 3.9       Restricted Securities.................................................................. 9
         Section 3.10      Public Sale............................................................................ 9

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



         Section 3.11      Investment Company Act................................................................. 9

ARTICLE IV - ADDITIONAL AGREEMENTS............................................................................... 10
         Section 4.1       Access to Information; Confidentiality................................................ 10
         Section 4.2       Shareholders' Agreement............................................................... 10
         Section 4.3       Employment Agreement.................................................................. 10
         Section 4.4       Shareholder Warrants.................................................................. 10
         Section 4.5       Conduct of Business................................................................... 10
         Section 4.6       Pay-off of Debenture.................................................................. 10

ARTICLE V - CONDITIONS OF THE BUYER'S OBLIGATIONS AT CLOSING..................................................... 11
         Section 5.1       Representations and Warranties........................................................ 11
         Section 5.2       Performance........................................................................... 11
         Section 5.3       Compliance Certificate................................................................ 11
         Section 5.4       Shareholders' Agreement............................................................... 11
         Section 5.5       Employment Agreement.................................................................. 11
         Section 5.6       Finova Credit Facility................................................................ 11
         Section 5.7       Opinion of Counsel.................................................................... 11
         Section 5.8       Buyer Warrants........................................................................ 12
         Section 5.9       Consents Prior to Closing............................................................. 12
         Section 5.10      No Material Adverse Changes........................................................... 12
         Section 5.11      Absence of Litigation................................................................. 12

ARTICLE VI - CONDITIONS OF THE SHAREHOLDERS' OBLIGATIONS AT CLOSING.............................................. 12
         Section 6.1       Representations and Warranties........................................................ 12
         Section 6.2       Performance........................................................................... 12
         Section 6.3       Compliance Certificate................................................................ 12
         Section 6.4       Shareholders' Agreement............................................................... 12
         Section 6.5       Employment Agreement.................................................................. 12
         Section 6.6       Shareholder Warrants.................................................................. 12
         Section 6.7       Opinion of Counsel.................................................................... 12

ARTICLE VII - SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION....................................................... 13
         Section 7.1       Survival of Representations........................................................... 13
         Section 7.2       Agreement to Indemnify................................................................ 13
         Section 7.3       Limitation of Liability............................................................... 13
         Section 7.4       Conditions of Indemnification......................................................... 14
         Section 7.5       Remedies Cumulative................................................................... 15

ARTICLE VIII - TERMINATION; AMENDMENT AND WAIVER................................................................. 15
         Section 8.1       Termination of Agreement.............................................................. 15
         Section 8.2       Effect of Termination................................................................. 15
         Section 8.3       Amendment, Extension and Waiver....................................................... 15

ARTICLE IX - MISCELLANEOUS....................................................................................... 15
         Section 9.1       Entire Agreement...................................................................... 15
         Section 9.2       Successors and Assigns................................................................ 15
         Section 9.3       Governing Law and Venue............................................................... 16
         Section 9.4       Counterparts.......................................................................... 16
         Section 9.5       Titles and Subtitles.................................................................. 16

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


         Section 9.6       Notices............................................................................... 16
         Section 9.7       Finder's Fees......................................................................... 16
         Section 9.8       Amendments and Waivers................................................................ 16
         Section 9.9       Severability.......................................................................... 16
         Section 9.10.     Future Actions........................................................................ 16
         Section 9.11.     Public Announcements.................................................................. 17

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                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT (this "Agreement"), dated on or as of the 1st day of February, 1998, by and among Larry Lange, Daniel Chu and Ted Lange
(collectively, the "Shareholders"), PAACO, Inc., a Texas corporation ("PAACO"),
Premium Auto Acceptance Corporation ("Premium" and, together with PAACO, the
"Companies"), and Crown Group, Inc., a Texas corporation (the "Buyer").

     WHEREAS, the Shareholders own all of the issued and outstanding shares of common stock, par value $.01 per share, of PAACO ("PAACO Common Stock") and all of the issued and outstanding shares of common stock, no par value, of Premium
("Premium Common Stock" and, together with PAACO Common Stock, the "Common
Stock"); and

     WHEREAS, the Shareholders desire to sell to the Buyer, and the Buyer desires to purchase from the Shareholders, that number of shares of PAACO Common
Stock and Premium Common Stock set forth beside each Shareholder's name on Annex
A attached hereto (collectively, the "Shareholder Shares"); and

     WHEREAS, PAACO and Premium desire to issue and sell to the Buyer, and the Buyer desires to purchase from PAACO and Premium, 33,334 shares of PAACO Common
Stock and 334 shares of Premium Common Stock, respectively (collectively, the
"Company Shares" and, together with the Shareholder Shares, the "Shares");

     WHEREAS, the Buyer has warrants (collectively, the "Buyer Warrants") to purchase 8,511 shares of PAACO Common Stock and 85 shares of Premium Common
Stock and intends to exercise such warrants in connection with the acquisition of the Shares;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth herein, the parties agree as follows:


                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES

     SECTION 1.1 SALE OF THE SHAREHOLDER SHARES. Subject to the terms and conditions of this Agreement, at the Closing, the Buyer agrees to purchase and each Shareholder, severally and not jointly, agrees to sell to the Buyer the Shareholder Shares at the purchase price set forth below.

     SECTION 1.2 SALE OF COMPANY SHARES. Subject to the terms and conditions of this Agreement, at the Closing, the Buyer agrees to purchase and each Company agrees to sell to the Buyer the Company Shares at the purchase price set forth below.

     SECTION 1.3 PURCHASE PRICE.

     (a) In consideration of the sale of the Shareholder Shares to the Buyer, the Buyer shall pay to the Shareholders at the Closing an aggregate purchase price (the "Shareholder Purchase Price") of $4,166,628.33 in cash. The allocable portion of the Shareholder Purchase Price shall be allocated between the Shareholders as set forth on Annex A.




     (b) In consideration of the sale of the Company Shares to the Buyer, the Buyer shall pay to the Companies at the Closing an aggregate purchase price (the "Company Purchase Price" and, together with the Shareholder Purchase Price, the "Purchase Price") of $4,166,753.34 in cash. The allocable portion of the Company Purchase Price shall be allocated among the Companies as set forth on Annex A.

     SECTION 1.4 CLOSING. The purchase and sale of the Shares shall take place at the offices of Thompson & Knight, P.C., 1700 Pacific Avenue, Dallas, Texas, at 10:00 a.m., on February 1, 1998, or at such other time and place as the Shareholders, the Companies and the Buyer shall mutually agree, either orally or in writing (which time and place are designated as the "Closing").

     SECTION 1.5 DELIVERY BY THE SHAREHOLDERS AND THE COMPANIES. At the Closing, each Shareholder and Company shall deliver or cause to be delivered to the
Buyer:

     (a) a stock certificate or certificates representing all of the Shares being sold by such Shareholder or Company, accompanied by stock powers duly executed in blank, and otherwise in form acceptable to the Buyer for transfer on the books of the Companies; and

     (b) all other documents, instruments or writings required to be delivered by such Shareholder or Company at or prior to the Closing pursuant to this Agreement or otherwise required to be delivered by such Shareholder or Company at or prior to the Closing.

     SECTION 1.6 DELIVERY BY THE BUYER. At the Closing, the Buyer shall deliver or cause to be delivered to each of the Shareholders and Companies:

     (a) a wire transfer to an account or accounts designated within three days of Closing in an amount equal to the Purchase Price payable to such Shareholder or Company in accordance with Annex A; and

     (b) all other documents, instruments or writings required to be delivered by the Buyer at or prior to the Closing pursuant to this Agreement or otherwise required to be delivered by the Buyer at or prior to the Closing.


                                   ARTICLE II

      REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND THE COMPANIES

     The Shareholders and the Companies jointly and severally represent and warrant to, and agree with the Buyer that, except as set forth on the Schedule of Exceptions furnished to the Buyer and attached hereto as Annex B, specifically identifying the relevant subparagraph(s) hereof:

     SECTION 2.1 OWNERSHIP OF THE SHARES; EQUITY CAPITAL STRUCTURE.

     (a) Each Shareholder is the record and beneficial owner of, and upon consummation of the transactions contemplated hereby the Buyer will acquire good, valid and marketable title to, the Shares held by each such Shareholder, free and clear of all liens, claims, options, pledges, security interests, charges, encumbrances, agreements and restrictions.

     (b) The Company Shares to be issued by the Company at the Closing have been duly authorized for such issuance and, when issued and delivered by the Company in accordance with the provisions of this


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

Agreement, will be validly issued, fully paid and nonassessable. The issuance of the Company Shares under this Agreement is not subject to any preemptive or similar rights.

     (c) The authorized capital stock of PAACO consists solely of 1,000,000 shares of common stock, par value $.01 per share, of which 100,000 shares are issued and outstanding and which are owned beneficially and of record by the Shareholders as set forth on Annex A. The authorized capital stock of Premium consists solely of 100,000 shares of common stock, no par value, of which 1,000 shares are issued and outstanding and which are owned beneficially and of record by the Shareholders as set forth on Annex A. All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable and are not subject to and were not issued in violation of any preemptive rights.

     (d) Except as set forth above or in Section 2.1 of the Schedule of Exceptions, and except for the Buyer Warrants, there are not now, and at the Closing, except for the Shareholder Warrants (as hereinafter defined) to be issued by the Companies at the Closing, there will not be, any shares of capital stock of the Companies issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other rights or other agreements, arrangements or commitments of any character relating to the issued or unissued capital stock or other securities of the Companies or the voting or transfer of the capital stock of the Companies.

     SECTION 2.2 ORGANIZATION; GOOD STANDING. Each Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted, to execute and deliver this Agreement, the Shareholders' Agreement (as defined below) and to carry out the provisions of this Agreement. The Shareholders have delivered to the Buyer complete and correct copies of the Articles of Incorporation (duly certified by the Secretary of State of Texas) and Bylaws (certified by the Secretary of the Companies) as in effect on the date hereof.

     SECTION 2.3 AUTHORIZATION.

     (a) Each Company has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. No further corporate action on the part of the Companies is necessary to authorize the execution of this Agreement or to consummate the transactions contemplated hereby. Except as set forth in Section 2.3 of the Schedule of Exceptions, each Shareholder now has and at the Closing will have full right, power and authority to sell and transfer the Shares held by such Shareholder.

     (b) This Agreement constitutes a valid and binding agreement of the Shareholders and the Companies, enforceable against each such party in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity.

     SECTION 2.4 NO VIOLATION. Except as set forth in Section 2.4 of the Schedule of Exceptions, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate or conflict with any provision of the charter or bylaws of either Company, (ii) constitute a violation of or a default or breach (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, accelerate the performance required by or give rise to any right of termination, acceleration, cancellation or amendment under, or result in the creation of any mortgages, pledges, liens, security interests, encumbrances, charges or claims of any kind (whether absolute, accrued, contingent or otherwise) (collectively, "Liens") upon either of the Companies or any of their respective assets or have any other adverse effect under, any term or provision of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which either of the Companies is a party or by which any of them or any of their respective assets or property may be bound, or (iii) cause, or give any person grounds to cause (with or without notice, the passage of time or both), the maturity of any material debt, liability or obligation of either Company to be accelerated or increase any such liability or obligation of either Company except, in the case of (ii) or (iii), where such violations, terminations, conflicts, accelerations, defaults, breaches or grounds and right of termination, cancellation, acceleration and amendment would not have a material adverse effect on either Company taken as a whole or prevent or delay the consummation of the transactions contemplated hereby. Except as set forth in
Section 2.4 of the Schedule of Exceptions, no filing with, notification to, and no permit, consent, approval, authorization or action by any federal, state, local, foreign or other governmental agency, instrumentality, commission, authority, board or body (collectively, a "governmental agency") is required in connection with the execution, delivery and performance by the Shareholders or the Companies of this Agreement, or the consummation by the Shareholders or the Companies, as the case may be, of the transactions contemplated hereby, except where the failure to make such filing, give notice or to obtain such permit, consent, approval, authorization or action would not have a material adverse effect on either Company taken as a whole or prevent or delay the consummation of the transactions contemplated hereby.

     SECTION 2.5 SUBSIDIARIES. Except as set forth in Section 2.5 of the Schedule of Exceptions, neither Company owns or controls, directly or indirectly, any interest in any other corporation, association or other business entity.

     SECTION 2.6 CONTRACTS AND OTHER COMMITMENTS. Except as set forth in Section
2.6 of the Schedule of Exceptions, neither Company has any contract, agreement, lease, commitment or proposed transaction, written or oral, absolute or contingent, other than (i) contracts that were entered into in the ordinary course of business and (ii) contracts terminable at will by such Company on no more than thirty (30) days' notice without cost or liability to such Company.

     SECTION 2.7 PERMITS. To the best knowledge of the Shareholders and the Companies, each Company has all franchises, permits and licenses necessary for the conduct of its business as now being conducted by such Company, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of such Company. To the best knowledge of the Shareholders and the Companies, neither Company is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

     SECTION 2.8 COMPLIANCE WITH OTHER INSTRUMENTS. Neither Company is in violation or default in any material respect of any provision of its charter or bylaws or of any provision of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound or, to the best knowledge of the Shareholders and the Companies, of any federal or state judgment, order, writ or decree applicable to such Company, the violation of which would materially and adversely affect the business, properties, prospects or financial condition of such Company. The execution, delivery and performance by each Company of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in material conflict with or constitute, with or without the passage of time or giving of notice, a material default under any such provisions.

     SECTION 2.9 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Shareholders and the Companies, threatened against either Company that questions the validity of this Agreement or the right of either Company to enter into such agreement or to consummate the transactions contemplated hereby, or, except as set forth in
Section 2.9 of the Schedule of Exceptions, against


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

either Company that involve any claim not fully covered by insurance or provided for by adequate reserves as set forth in the Financial Statements (as defined below). Neither Company is a party to, or to the best knowledge of the Shareholders and the Companies, named in any order, writ, injunction, judgment or decree of any court, government agency or instrumentality.

     SECTION 2.10 TITLE TO PROPERTY AND ASSETS; LEASES. Except (i) as reflected in the Financial Statements (as defined in paragraph 2.11), (ii) for liens for current taxes not yet delinquent, (iii) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (iv) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation or
(v) for defects in title that do not, individually or in the aggregate, materially interfere with the use of such property, each Company owns its property and assets free and clear of all liens, claims and encumbrances. With respect to the property and assets it leases, each Company is in compliance in all material respects with such leases and, to the best knowledge of the Shareholders and the Companies, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i)-(v) above.

     SECTION 2.11 FINANCIAL STATEMENTS. Each Company has delivered to the Buyer
(i) its audited financial statements at December 31, 1996 and for the fiscal year then ended and (ii) its unaudited financial statements at October 31, 1997 and for the ten months then ended (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other. To the best knowledge of the Shareholders and the Companies, the Financial Statements fairly and accurately present the financial condition and operating results of the Companies as of the date and for the period indicated therein and all of its respective assets and liabilities. Except to the extent reflected or reserved against in the Financial Statements, and notes thereto, or in the Schedule of Exceptions, the Companies are not obligated for, nor are any of their assets or properties subject to, any liabilities (whether accrued, absolute, contingent or otherwise) or adverse obligations whether or not such liabilities or obligations are normally shown or reflected on a balance sheet, other than liabilities and obligations arising in the ordinary course of business since the date of the Financial Statements, none of which are material and adverse.

     SECTION 2.12 CHANGES. To the best knowledge of the Shareholders and the Companies, since October 31, 1997, there has not been any event or condition that has materially and adversely affected the financial condition of either Company, nor has either Company suffered any damage, destruction or loss, whether or not covered by insurance, which materially and adversely affects the assets or business of the Companies.

     SECTION 2.13 EMPLOYEES; EMPLOYEE COMPENSATION. There is no strike, labor dispute or union organization activity pending or, to the best knowledge of the Shareholders and the Companies, threatened between it and its employees and none of such Company's employees belongs to any union or collective bargaining unit. To the best knowledge of the Shareholders and the Companies, each Company has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. Except as set forth in Section
2.13 of the Schedule of Exceptions, neither Company is a party to or bound by any currently effective employment contract.


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     SECTION 2.14 TAX RETURNS, PAYMENTS, AND ELECTIONS. Except as set forth in
Section 2.14 of the Schedule of Exceptions, each Company has filed all tax returns and reports required by law, and these returns and reports are true and correct in all material respects. The amounts recorded for taxes on the Financial Statements are sufficient for the payment of all due but unpaid federal, state, county, local or other taxes (including any interest or penalties) of the Companies involved, accrued for or applicable to the period ended on the dates thereof and for all years and periods prior thereto. To the best knowledge of the Shareholders and the Companies, each Company has paid all taxes and other assessments due, except those contested by it in good faith, which are set forth in Section 2.14 of the Schedule of Exceptions. Neither Company has had any tax deficiency proposed or assessed against it, nor has either Company executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. No examinations by the Internal Revenue Service of the federal income tax returns of either Company for any taxable year are pending. To the best knowledge of the Shareholders and the Companies, each Company has withheld or collected from each payment made to each of its employees, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries. True and complete copies of the federal income tax returns of the Companies for the years ending December 31, 1995 and 1996 have been delivered to the Buyer.

     SECTION 2.15 ENVIRONMENTAL AND SAFETY LAWS. Except as set forth in Section
2.15 of the Schedule of Exceptions, to the best knowledge of the Shareholders and the Companies, without any investigation, neither Company is in any material respect in violation of, or subject to any existing, pending or, to the best knowledge of the Shareholders and the Companies, threatened proceeding by any governmental agency or authority relating to, or subject to any remedial obligation under, any applicable statute, law or regulation relating to the environment ("Applicable Environmental Law"), and to the best knowledge of the Shareholders and the Companies, without any investigation, no material expenditures are or will be required in order to comply with any such existing Applicable Environmental Law, other than such violations, proceedings, remedial obligations or expenditures that would not have a material adverse effect on such Company's financial condition.

     SECTION 2.16 NO LIABILITIES NOT SHOWN IN FINANCIAL STATEMENTS. Except as disclosed in the Financial Statements, herein or as disclosed to the Buyer in writing, neither of the Companies has any material liabilities, absolute or contingent, whether or not asserted, that are not reflected therein. For the purposes hereof, the term "material" shall mean in excess of $10,000.

     SECTION 2.17 LOANS TO SHAREHOLDERS, OFFICERS OR AFFILIATES. There are no loans or other obligations payable to or by shareholders, officers, directors or employees of the Companies, except obligations incurred or accrued in the ordinary course of business in respect of salaries, wages and reimbursements of expenses, and except as disclosed in the Financial Statements or which shall be paid off or extinguished at the Closing Date.

     SECTION 2.18. COMPLIANCE WITH LAWS. To the best knowledge of the Shareholders and the Companies, except as set forth in Section 2.18 of the Schedule of Exceptions, the Companies have complied in all material respects with all applicable federal, state, municipal and other political subdivision or governmental agency statutes, ordinances and regulations in every applicable jurisdiction, in respect of the ownership of their properties and the conduct of their business, including any labor, minimum wage or employment regulations.


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     SECTION 2.19. INSURANCE COVERAGE. Set forth in Section 2.19 of the Schedule of Exceptions is a list of the policies of casualty, liability, use and occupancy, and workers' compensation and other forms of insurance of each Company that are now duly in force.

     SECTION 2.20. EMPLOYEE RELATIONS. Section 2.20 of the Schedule of Exceptions sets forth a list of all bonus, incentive, compensation, disability pension, profit sharing, retirement, deferred compensation, group insurance or employee welfare plans of any nature whatsoever (collectively, the "Plans").

     (a) The Companies do not have in effect any pension, profit sharing or other retirement plan, whether or not qualified. The Companies do not contribute, or have any obligation to make any payments or contributions, to a multi-employer plan, as that term is defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Companies do not have any actual or potential liability under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan.

     (b) The Plans comply in all material respects with the requirements of all applicable laws. There are no actions, suits, claims or investigations pending or, to the best knowledge of the Shareholders or the Companies, threatened with respect to any Plan. There is no liability required to be accrued under the Plans except to the extent reflected in the Financial Statements. The Companies have made or set aside funds to make full payment of all amounts which the Companies are required to pay prior to the date hereof under the terms of each Plan, or under any governmental rule or regulation relating to employment matters. The present value of the vested accrued benefits, if any, under each Plan does not exceed the current value of the assets of each Plan. No termination of any Plan by the Companies at or prior to the Closing Date has resulted or will result in the imposition of any liabilities on the Companies.

     (c) Each "Group Health Plan" (within the meaning of Section 162(i)(3) of the Internal Revenue Code of 1986) maintained by the Companies has been administered in good faith compliance with the reasonable interpretation of the continuation coverage requirements contained in Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA).

     SECTION 2.21. TRADEMARKS AND LICENSES. Section 2.21 of the Schedule of Exceptions sets forth a complete and accurate list of all licenses, trademark applications, trade names, trade name applications, copyrights and copyright applications owned by or licensed to the Companies or in which the Companies have any right or interest. To the best knowledge of the Shareholders and the Companies, the conduct of the business of the Companies does not conflict with or infringe upon any trademark, trade name, trade secret or copyright of others. The Companies have received no notice of any claim of infringement or other complaint that its operations conflict with or infringe upon the trade names, trademarks, trade secrets or copyrights of others.

     SECTION 2.22. GUARANTEES. Except for guarantees of obligations of the other Company, neither Company has given any guarantee, indemnity, warranty or bond, or incurred any other similar obligation or created any security for or in respect of, liabilities, actual or contingent, of any other person or entity.

     SECTION 2.23. OSHA. The Companies have not received notice of any violation by the Companies, and to the best knowledge of the Shareholders and the Companies, the Companies are not in violation of and have not been in violation of the Occupational Safety and Health Act of 1970, including the rules and regulations thereunder, or any other federal, state or local laws, including rules and regulations thereunder, regulating or otherwise affecting employee health and safety.

     SECTION 2.24. BOOKS AND RECORDS. The books and records of the Companies are in all material respects complete and correct.


                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer hereby represents and warrants to, and agrees with the Shareholders and the Companies that:

     SECTION 3.1 ORGANIZATION; GOOD STANDING. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted, to execute and deliver this Agreement, the Shareholder's Agreement and to carry out the provisions of this Agreement.

     SECTION 3.2 AUTHORIZATION. Buyer has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. No further corporate actions on the part of the Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

     SECTION 3.3 VALID AND BINDING AGREEMENT. This Agreement constitutes a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally from time to time in effect and the general principles of equity.

     SECTION 3.4 NO VIOLATION. Neither the execution and delivery of this Agreement nor the consummation by the Buyer of the transactions contemplated hereby will (i) violate or conflict with any statute, law, ordinance, rule, regulation, order, writ, injunction, judgment or decree applicable to the Buyer or by which any of its properties may be bound or affected, (ii) violate or conflict with any provisions of the Certificate of Incorporation or Bylaws of the Buyer, (iii) constitute a violation of or default or breach (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, accelerate the performance required by, give rise to any right of termination, cancellation, acceleration or amendment under, or result in the creation of any Lien upon the Buyer or any of its assets or have any other adverse affect under, any term or provision of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which the Buyer is a party or by which any of its assets or properties may be bound, subject or affected, or (iv) cause, or give any person grounds to cause (with or without notice, the passage of time or both), the maturity of any material debt, liability or obligation of the Buyer to be accelerated or increase any such liability or obligation of Buyer in any material respect, except, in the case of (i), (iii) and (iv), where such violations, terminations, conflicts, accelerations, defaults, breaches or grounds and rights of termination, cancellation, acceleration and amendment would not have a material adverse effect on either of the Companies taken as a whole or prevent or delay the consummation of the transactions contemplated hereby.

     SECTION 3.5 PURCHASE ENTIRELY FOR OWN ACCOUNT. Subject to Section 9.2 hereof, the Buyer is purchasing the Shares for investment for such Buyer's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. The Buyer has no present intention of selling, granting any participation in or otherwise distributing the same. The Buyer further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

     SECTION 3.6 INDEPENDENT INVESTIGATION. The Buyer acknowledges and affirms to the Shareholders that in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer, except for the express representations, warranties and covenants made in Article II hereof (all of which shall be binding regardless of any investigation made by the Buyer), has relied solely on the basis of its own independent investigation, analysis and evaluation of the Companies and each of the Companies' properties, assets, business, financial condition, operations and prospects.

     SECTION 3.7 INVESTMENT EXPERIENCE. The Buyer represents that it is experienced in evaluating and investing in securities of companies and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares. The Buyer also represents it has not been organized for the purpose of acquiring the Shares.

     SECTION 3.8 ACCREDITED INVESTOR; U.S. PERSON.

     (a) The Buyer is an "Accredited Investor" as such term is defined in Regulation D of the Securities Act of 1933, as amended.

     (b) The Buyer is a citizen or resident of the United States or Canada, or any state, territory or possession thereof (a "U.S. Person").

     SECTION 3.9 RESTRICTED SECURITIES. The Buyer understands that the Shares may not be sold, transferred or otherwise disposed of without complying with the provisions of Article III of the Shareholders' Agreement, including registration under the Securities Act or a written opinion of counsel or "no-action" letter from the Securities and Exchange Commission relating to an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely. In particular, the Buyer is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about either Company. Such information is not now available and neither Company has any present plans to make such information available.

     SECTION 3.10 PUBLIC SALE. The Buyer agrees not to make, without complying with the provisions of Article III of the Shareholders' Agreement and the prior written consent of each Company, any public offering or sale of the Shares, although permitted to do so pursuant to Rule 144(k) promulgated under the Securities Act, until the earlier of (i) the date on which the Companies effect their initial registered public offering pursuant to the Securities Act or (ii) the date on which they become a registered company pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

     SECTION 3.11 INVESTMENT COMPANY ACT. To the best knowledge of the Buyer, the Buyer is not and, after giving effect to the purchase of the Shares, will not be an "investment company" as defined in the Investment Company Act of 1940.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

     SECTION 4.1 ACCESS TO INFORMATION; CONFIDENTIALITY. Between the date hereof and the Closing, the Shareholders and the Companies (i) shall give the Buyer and its authorized representatives reasonable access to all employees, offices and other facilities, and all books and records, including work papers and other materials prepared by the Companies' independent public accountants, of the Companies, (ii) shall permit the Buyer and its authorized representatives to make such inspections as they may reasonably require, and (iii) shall cause the Companies' officers to furnish the Buyer and its authorized representatives with such financial and operating data and other information with respect to the Companies as the Buyer may from time to time reasonably request; provided, however, that the Shareholders and the Companies shall have the right to have a representative present at all times.

     SECTION 4.2 SHAREHOLDERS' AGREEMENT. The Shareholders, the Companies and the Buyer shall enter into a Shareholders' Agreement (the "Shareholders' Agreement") at (and subject to the occurrence of) the Closing pursuant to which the parties thereto shall agree to certain restrictions upon the sale and transfer of shares of PAACO Common Stock and Premium Common Stock on the terms set forth therein. The Shareholders' Agreement shall be in substantially the form set forth as Annex D.

     SECTION 4.3 EMPLOYMENT AGREEMENT. Each of the Shareholders and the Companies shall enter into an Employment Agreement (the "Employment Agreement") at (and subject to the occurrence of) the Closing pursuant to which the Companies shall agree to employ each Shareholder for the period and on the terms set forth therein and in which each Shareholder shall covenant not to compete against the Companies on the terms set forth therein. The Employment Agreement shall be in substantially the form set forth as Annex E.

     SECTION 4.4 SHAREHOLDER WARRANTS. At, and subject to the occurrence of, the Closing, the Companies shall issue to the Shareholders warrants (collectively, the "Shareholder Warrants") to purchase up to an aggregate of 8,511 shares of PAACO Common Stock and 85 shares of Premium Common Stock, subject to the terms and provisions of such Shareholder Warrants. The Shareholder Warrants shall be in substantially the form set forth as Annex F.

     SECTION 4.5 CONDUCT OF BUSINESS. Except as otherwise contemplated by this Agreement, from the date hereof until the Closing, the business of the Companies will be conducted diligently and only in the ordinary course. For purposes of this Section 4.5, the phrase "ordinary course" shall mean the conduct of the business of the Companies in the manner which the Companies conducted their business in the last fiscal year ended prior to the execution of this Agreement, following their usual accounting practices, making ordinary accruals, incurring ordinary liabilities or expenditures and making ordinary contracts and commitments.

     SECTION 4.6 PAY-OFF OF DEBENTURE. At, and subject to the occurrence of the Closing, the 18% Debenture Due January 13, 2000 in the principal amount of $3,000,000 from the Companies to the Buyer, dated January 13, 1998 (the "Debenture"), shall be paid in full.

                                    ARTICLE V

                CONDITIONS OF THE BUYER'S OBLIGATIONS AT CLOSING

     The obligations of the Buyer under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Buyer unless it consents in writing thereto:

     SECTION 5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Shareholders and the Companies contained in Article II shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

     SECTION 5.2 PERFORMANCE. Each Company and each Shareholder shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it or him on or before the Closing.

     SECTION 5.3 COMPLIANCE CERTIFICATE. The President of each Company and each Shareholder shall deliver to the Buyer at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

     SECTION 5.4 SHAREHOLDERS' AGREEMENT. The Shareholders shall have entered into the Shareholders' Agreement.

     SECTION 5.5 EMPLOYMENT AGREEMENT. Each of the Shareholders shall have entered into the Employment Agreement.

     SECTION 5.6 FINOVA CREDIT FACILITY. The Companies' senior lender ("Finova") will have consented to the transactions contemplated herein.

     SECTION 5.7 OPINION OF COUNSEL. The Buyer shall have received the opinion, subject to customary assumptions, of Thompson & Knight, P.C., counsel for the Shareholders and the Companies, dated the Closing Date, to the effect that:

     (a) each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power to carry on its business as it is now being conducted;

     (b) this Agreement has been duly authorized, executed and delivered by the Companies, and (assuming valid execution and delivery by the other parties hereto) is, or will be upon such execution, the legal, valid and binding obligation of each of the Companies, enforceable in accordance with its terms (except as otherwise limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights, and except that such counsel need not express an opinion as to whether any covenant contained herein is specifically enforceable);

     (c) this Agreement has been duly executed and delivered by the Shareholders, and (assuming legal competency of the Shareholders and delivery by the other parties hereto) is, or will be upon such execution, the valid and binding obligation of each of the Shareholders, enforceable in accordance with its terms (except as otherwise limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditor's rights, and except that such counsel need not express an opinion as to whether any covenant contained herein is specifically enforceable).

     SECTION 5.8 BUYER WARRANTS. The Buyer shall have exercised the Buyer Warrants.

     SECTION 5.9 CONSENTS PRIOR TO CLOSING. The Shareholders and the Companies shall have obtained all material approvals and consents which must be obtained in order to effectuate the transactions contemplated hereby and to satisfy the terms and provisions hereof.

     SECTION 5.10 NO MATERIAL ADVERSE CHANGES. The Shareholders and the Companies shall have delivered to the Buyer their certificate stating that there has been no material adverse change in the business, operations, financial condition or properties of the Companies since the date hereof.

     SECTION 5.11 ABSENCE OF LITIGATION. No litigation, governmental action, insolvency, receivership or other proceeding shall have been threatened, asserted or commenced with respect to the transactions contemplated herein.


                                   ARTICLE VI

             CONDITIONS OF THE SHAREHOLDERS' OBLIGATIONS AT CLOSING

     The obligations of the Shareholders to the Buyer under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Buyer:

     SECTION 6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Buyer contained in Article III shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

     SECTION 6.2 PERFORMANCE. The Buyer shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     SECTION 6.3 COMPLIANCE CERTIFICATE. The Buyer shall deliver to the Shareholders at the Closing a certificate certifying that the conditions specified in Section 6.1 have been fulfilled.

     SECTION 6.4 SHAREHOLDERS' AGREEMENT. The Buyer shall have entered into the Shareholders' Agreement.

     SECTION 6.5 EMPLOYMENT AGREEMENT. The Companies shall have entered into the Employment Agreements.

     SECTION 6.6 SHAREHOLDER WARRANTS. The Companies shall have issued the Shareholder Warrants.

     SECTION 6.7 OPINION OF COUNSEL. The Shareholders and the Companies shall have received the opinion, subject to customary assumptions, of T.J. Falgout, III, executive vice president and general counsel for the Buyer, dated the Closing Date, to the effect that:

     (a) the Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power to carry on its business as it is now being conducted;

     (b) this Agreement has been duly authorized, executed and delivered by Crown, and (assuming valid execution and delivery by the other parties hereto) is, or will be upon such execution, the legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms (except as otherwise limited by bankruptcy, insolvency, reorganization, moratorium and similar laws effecting creditor's rights, and except that such counsel need not express an opinion as to whether any covenant contained herein is specifically enforceable).


                                   ARTICLE VII

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

     SECTION 7.1 SURVIVAL OF REPRESENTATIONS. Subject to Section 7.3 hereof, the representations and warranties made by the Shareholders and each Company contained in Article II of this Agreement and the representations and warranties made by the Buyer contained in Article III of this Agreement shall survive the Closing for a period of one year, except for representations made in Section 2.14, which representations shall survive the Closing until a date which is six
(6) months after the applicable statute of limitations has expired.

     SECTION 7.2 AGREEMENT TO INDEMNIFY.

     (a) Subject to the terms and conditions of this Article VII, each of the Shareholders and the Companies hereby agrees jointly and severally to indemnify, defend and hold harmless the Buyer and its successors and assigns (collectively, the "Buyer Group") from and against all claims, actions or causes of action, assessments, demands, losses, damages, judgments, settlements, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable attorneys' and accounting fees and expenses of any nature whatsoever, whether actual or consequential (collectively, "Damages"), asserted against, imposed upon or incurred directly by any member of the Buyer Group by reason of or resulting from a breach of any representation or warranty, covenant, agreement or undertaking by the Shareholders or the Companies contained herein.

     (b) Subject to the terms and conditions of this Article VII, the Buyer hereby agrees to indemnify, defend and hold harmless each Shareholder and the Companies and their respective subsidiaries, and each officer and director of the Companies or of any of their respective subsidiaries and each affiliate thereof (collectively, the "Seller Group"), and their successors and assigns, from and against all Damages, asserted against, resulting to, imposed upon or incurred by any member of the Seller Group, directly or indirectly, by reason of or resulting from a breach of any representation, warranty, covenant, agreement or undertaking of the Buyer contained herein.

     SECTION 7.3 LIMITATION OF LIABILITY. The obligations and liabilities of each Shareholder with respect to Buyer Claims under Section 7.2 hereof to the Buyer Group and the Buyer with respect to Seller Claims under Section 7.2 hereof to the Seller Group shall be subject to the following limitations:

     (a) No indemnification shall be required to be made by any Shareholder under this Article VII with respect to any Buyer Claims which results from the breach of any representation, except to the extent that the aggregate amount of Damages with respect to all of such claims incurred by the Buyer Group exceeds $25,000, in which case, the Shareholders shall be liable only for Damages in excess of such amount.

     (b) The amount of Damages any party is required to pay to indemnify any other party pursuant to Section 7.2 as a result of any Buyer Claim or Seller Claim shall be reduced to the extent of any amounts actually received by the party seeking indemnification after the Closing Date pursuant to the terms of insurance policies (if any) covering such claim.

     (c) The amount of Damages payable by a Shareholder pursuant to Section 7.2 as a result of any Buyer Claim (i) shall be reduced by the amount of any tax benefit actually realized by any member of the Buyer Group as a result of such Buyer Claim, and (ii) such reduced amount shall be increased by the amount of any taxes actually payable by any member of the Buyer Group as a result of such Shareholder's payment of Damages for such Buyer Claim.

     (d) No indemnification shall be required to be made by any Shareholder under this Article VII to the extent the aggregate amount of Damages incurred by the Buyer Group and paid by such Shareholder exceeds the cash Purchase Price received by such Shareholder pursuant to this Agreement.

     SECTION 7.4 CONDITIONS OF INDEMNIFICATION. The obligations and liabilities of the Shareholders and the Companies to indemnify the Buyer Group and the Buyer to indemnify the Seller Group under Section 7.2 hereof with respect to Buyer Claims and Seller Claims, respectively, resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

     (a) The indemnified party will give the indemnifying party prompt notice of any such claim, and the indemnifying party will undertake the defense thereof by representatives of its own choosing reasonably satisfactory to the indemnified party, provided that failure to provide such notice will not relieve the indemnifying party of its obligations hereunder unless it is actually prejudiced by such failure to receive such notice. If the indemnifying party, within ten
(10) days after notice of any such claim, fails to defend such claim, the indemnified party will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of indemnifying party.

     (b) Anything in this Section 7.4 to the contrary notwithstanding, (i) an indemnified party shall have the right, at its own cost and expense, to defend, compromise or settle or participate in the defense, compromise or settlement of such claim, (ii) the indemnifying party shall not, without the written consent of the indemnified party, settle or compromise any claim or consent to the entry of any judgment (x) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a release from all liability in respect of such claim or (y) as a result of which injunctive or other equitable relief would be imposed against the indemnified party, and (iii) the indemnified party shall have the right to control the defense or settlement of that portion of any claim which seeks an order, injunction or other equitable relief against the indemnified party which, if successful, could materially interfere with the business, operations, assets, financial condition or prospects of the indemnified party; provided, however, that in connection with the defense or settlement of the portion of such claim which seeks equitable relief, the indemnified party shall cooperate with the indemnifying party and use its reasonable best efforts to limit the liability of the indemnifying party for the damages portion of such claim.

     SECTION 7.5 REMEDIES CUMULATIVE. Except as otherwise provided herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by either party hereto of any other rights or the seeking of any other remedies against the other party hereto.

                                  ARTICLE VIII

                        TERMINATION; AMENDMENT AND WAIVER

     SECTION 8.1 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

     (a) By mutual written agreement of the Buyer, each of the Shareholders and the Companies;

     (b) By either the Buyer or each of the Shareholders if the Closing shall not have occurred on or before February 28, 1998, unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate the Agreement pursuant to this Section; or

     (c) If a United States court of competent jurisdiction shall permanently enjoin the consummation of the transactions contemplated hereby and such injunction shall be final and nonappealable.

     SECTION 8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto (or any of their respective officers or directors). Nothing contained in this Section 8.2 shall relieve any party from liability for any breach of this Agreement.

     SECTION 8.3 AMENDMENT, EXTENSION AND WAIVER. The Buyer, the Companies and the Shareholders may amend this Agreement at any time by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any waiver of compliance with any of the agreements or conditions contained herein shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.1 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

     SECTION 9.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any shares of Common Stock sold hereunder). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     SECTION 9.3 GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed under the laws of the State of Texas and venue for any dispute arising hereunder shall be in Dallas County, Texas, and the parties hereto irrevocably submit to the jurisdiction of the federal and state courts located in Dallas County, Texas.

     SECTION 9.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 9.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     SECTION 9.6 NOTICES. Unless otherwise provided, all notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or by a nationally recognized courier addressed to the party to be notified at the address or facsimile number indicated for such person on the signature page hereof, or at such other address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties hereto. All such notices and other written communications shall be effective on the date of mailing, facsimile transfer or delivery.

     SECTION 9.7 FINDER'S FEES. The Buyer agrees to indemnify and to hold harmless each of the Shareholders and each Company from any liability for any commission or compensation in the nature of a finder's fee (and the cost and expenses of defending against such liability or asserted liability) for which the Buyer or any of its officers, partners, employees, agents or representatives is responsible. Each of the Shareholders and each Company agrees to indemnify and hold harmless the Buyer from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which any of the Shareholders or either of the Companies or any of either's officers, employees, agents or representatives is responsible. The Shareholders and the Companies hereby acknowledge that the Buyer has paid to John A. Drossos and JAD Capital, Inc. a finder's fee in the aggregate amount of $200,000, and the Companies hereby agree to reimburse the Buyer for such fee at the Closing.

     SECTION 9.8 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the unanimous written consent of the parties hereto. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities, and each Company.

     SECTION 9.9 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision or provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that if any such provision or provisions may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by law.

     SECTION 9.10. FUTURE ACTIONS. The Companies, the Shareholders and the Buyer shall execute and deliver all such future instruments and take such other and further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the parties as expressed herein.

     SECTION 9.11. PUBLIC ANNOUNCEMENTS. No publication and/or press release of any nature shall be issued pertaining to this Agreement or the transaction contemplated hereby without the prior written approval of the Buyer and the Shareholders, except as may be required by law.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SPOUSES:              SHAREHOLDERS:               ADDRESSES:



-------------------   -----------------------
                      Larry Lange                 PAACO, Inc.
                                                  605 S. Loop 12
                                                  Irving, Texas  75060
-------------------   -----------------------
                      Daniel Chu                  PAACO, Inc.
                                                  605 S. Loop 12
                                                  Irving, Texas  75060
                      -----------------------
                      Ted Lange                   PAACO, Inc.
                                                  605 S. Loop 12
                                                  Irving, Texas  75060

                      PAACO, INC.


                      By:
                         --------------------
                           Daniel Chu             PAACO, Inc.
                           President              605 S. Loop 12
                                                  Irving, Texas  75060

                      PREMIUM AUTO ACCEPTANCE CORPORATION



                      By:
                         --------------------
                           Daniel Chu             PAACO, Inc.
                           President              605 S. Loop 12
                                                  Irving, Texas  75060

                      BUYER:

                      CROWN GROUP, INC.



                      By:
                         --------------------
                           Edward R. McMurphy     Crown Group, Inc.
                           President              4040 N. MacArthur Blvd.
                                                  Suite 100
                                                  Irving, Texas  75038